Auditor's Consent

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 17, 1996, in the Registration Statement (Form SB-1 No. 33-00000) and related Prospectus of Transition Analysis Component Technology, Inc. for the registration of 502,317 shares of its common stock.



                                                           /s/ Ernst & Young LLP

White Plains, New York
January 27, 1997